Exhibit 10.5
BERRY CORPORATION
TIME-BASED CASH AWARD AGREEMENT
* * * * *
Participant:    [ ]
Grant Date:    [ ]
Award Amount:    $[ ]
Vesting Schedule:    See Exhibit A
* * * * *
THIS TIME-BASED CASH AWARD AGREEMENT (this “Agreement”), dated as of the Grant Date specified above (“Grant Date”), is entered into by and between Berry Corporation (bry), a corporation organized in the State of Delaware (the “Company”), and the Participant specified above.
WHEREAS, the Compensation Committee of the Board has determined that it would be in the best interests of the Company and its stockholders to grant this award (this “Award”) of cash to the Participant.
NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth and for other good and valuable consideration, the parties hereto hereby mutually covenant and agree as follows:
1.Definitions. For purposes of this Agreement, the following terms shall be defined as set forth below:
(a)“Affiliate” means any corporation, partnership, limited liability company, limited liability partnership, association, trust or other organization that, directly or indirectly, controls, is controlled by, or is under common control with, the Company. For purposes of the preceding sentence, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any entity or organization, shall mean the possession, directly or indirectly, of the power (i) to vote more than 50% of the securities having ordinary voting power for the election of directors of the controlled entity or organization or (ii) to direct or cause the direction of the management and policies of the controlled entity or organization, whether through the ownership of voting securities, by contract, or otherwise.
(b)“Board” means the Board of Directors of the Company.
(c)“Compensation Committee” means the Human Capital and Compensation Committee of the Board.
(d)“Code” means the Internal Revenue Code of 1986, as amended from time to time, including the guidance and regulations promulgated thereunder and successor provisions, guidance and regulations thereto.

(e)“Nonqualified Deferred Compensation Rules” means the limitations and requirements of Section 409A of the Code, as amended from time to time, including the guidance and regulations promulgated thereunder and successor provisions, guidance and regulations thereto.
2.Grant of Cash Award. The Company hereby grants to the Participant this Award in the aggregate amount equal to the Award Amount set forth above on the terms and conditions set forth in this Agreement. This Award represents the right to receive a cash payment equal to the vested portion of the Award Amount, subject to the terms and conditions set forth in this Agreement. Unless and until the Award Amount (or a portion thereof) has vested in accordance with the vesting schedule set forth on Exhibit A hereto (the “Vesting Schedule”), the Participant will have no right to receive any payments in respect of this Award. Prior to payment of this Award, this Award represents an unsecured obligation of the Company, payable only from the general assets of the Company.
3.Vesting; Forfeiture.
(a)Vesting Generally. Except as otherwise provided in this Section 3, this Award shall become vested in accordance with the Vesting Schedule.
(b)Death or Disability. In the event of a termination of the Participant’s employment by reason of death or a permanent and total disability as defined in Section 22(e)(3) of the Code (“Disability”), one hundred percent (100%) of the Award Amount shall immediately become vested as of the date of such termination and shall be settled in accordance with Section 4 within thirty (30) days following the date of such termination. A Disability shall only be deemed to occur at the time of the determination by the Committee of the Disability.
(c)Termination of Employment.
(i)In the event of a termination of the Participant’s employment (x) by the Company for “Cause” (as such term is defined in the Key Employee Agreement by and between the Participant, the Company, and/or Berry Petroleum Company, LLC or other employing Affiliate (as in effect as of the Grant Date, the “Employment Agreement”)) or (y) by the Participant for any reason, any Award Amount that is unvested as of the date of such termination shall be immediately forfeited without consideration to the Participant. For the avoidance of doubt, the continuous employment or service of the Participant shall not be deemed interrupted, and the Participant shall not be deemed to have incurred a termination of employment, by reason of the transfer of the Participant’s employment or service among the Company and/or its subsidiaries and/or Affiliates.
(ii)In the event of a termination of the Participant’s employment by the Company or other employing Affiliate for “Cause” (as such term is defined in the Employment Agreement) or by the Participant for any reason, in each case, before first anniversary of the Grant Date, the Participant (x) will be required, and hereby agrees, to repay within thirty (30) days following such termination to the Company any amount that the Company has paid to the Participant with respect to any Award Amount that has vested and (y) will immediately forfeit, without consideration, any Award Amount that has vested by not yet been paid by the Company to the Participant as of the date of such termination.
(d)Discretion to Accelerate Vesting. In addition to the foregoing, the Committee may, in its sole discretion, accelerate vesting of this Award at any time and for any reason.

(e)Sale of the Company. Upon a “Sale of the Company” (as such term is defined in the Employment Agreement), any Award Amount that is unvested as of the date of such sale will be accelerated in full and such Award Amount will be settled in accordance with Section 4 within 30 days following the vesting of such Award Amount.
4.Payment of this Award. On the Company’s first payroll date following the date on which the Award Amount vests, the Company shall pay to the Participant an amount in cash equal to the Award Amount that vested pursuant to Section 3 on such vesting date (less withholding taxes in accordance with Section 7). Neither this Section 4 nor any action taken pursuant to or in accordance with this Agreement shall be construed to create a trust or a funded or secured obligation of any kind.
5.Non-Transferability. No portion of this Award may be sold, assigned, transferred, encumbered, hypothecated or pledged by the Participant, other than to the Company as a result of forfeiture of this Award as provided herein or pursuant to a domestic relations order entered into by a court of competent jurisdiction upon delivery to the Company of a written request for such transfer and a certified copy of such order.
6.Governing Law. All questions concerning the construction, validity and interpretation of this Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas, without regard to the choice of law principles thereof. With respect to any claim or dispute related to or arising under this Agreement, the Company and the Participant consent to the exclusive jurisdiction, forum and venue in the state and federal courts located in Dallas County, Texas. BY ACCEPTING THIS AWARD, PARTICIPANT IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY SUIT, ACTION, OR OTHER PROCEEDING INSTITUTED BY OR AGAINST THE PARTICIPANT IN RESPECT OF THE PARTICIPANT’S RIGHTS OR OBLIGATIONS HEREUNDER.
7.Withholding of Tax. The Participant agrees and acknowledges that the Company shall have the power and the right to deduct or withhold, or require the Participant to remit to the Company, an amount sufficient to satisfy any federal, state, local and foreign taxes of any kind which the Company, in its good faith discretion, deems necessary to be withheld or remitted to comply with the Code and/or any other applicable law, rule or regulation with respect to this Award.
8.No Waiver. No waiver or non-action by either party hereto with respect to any breach by the other party of any provision of this Agreement shall be deemed or construed to be a waiver of any succeeding breach of such provision, or as a waiver of the provision itself.
9.Entire Agreement; Amendment. This Agreement and the Employment Agreement contains the entire agreement between the parties hereto with respect to the subject matter contained herein, and supersedes all prior agreements or prior understandings, whether written or oral, between the parties relating to such subject matter. The Committee shall have the right, in its sole discretion, to modify or amend this Agreement from time to time; provided, that without the consent of an affected Participant, no such Committee action may materially and adversely affect the rights of such Participant under this Agreement. This Agreement may also be modified or amended by a writing signed by both the Company and the Participant. The Company shall give written notice to the Participant of any such modification or amendment of this Agreement as soon as practicable after the adoption thereof.
10.Administration. The Committee shall have the sole and complete discretion with respect to the administration of this Award and this Agreement, including, without limitation, the right to (a) interpret the meaning of any provision of this Agreement, (b) to correct any inconsistencies or deficiencies or supply any omissions, or (c) delegate administerial acts and responsibilities as the Committee deems appropriate.
11.Notices. Any notice hereunder by the Participant shall be given to the Company in writing and such notice shall be deemed duly given only upon receipt thereof by the Secretary of the Company. Any notice hereunder by the Company shall be given to the Participant in writing and such notice shall be deemed duly given only upon receipt thereof at such address as the Participant may have on file with the Company.
12.No Right to Employment or Service. Nothing in this Agreement shall interfere with or limit in any way the right of the Company, its subsidiaries or its Affiliates to terminate the Participant’s employment or service at any time, for any reason and with or without “Cause” (as such term is defined in the Employment Agreement).
13.Transfer of Personal Data. The Participant authorizes, agrees and unambiguously consents to the transmission by the Company (or any Affiliate) of any personal data information related to this Award for legitimate business purposes. This authorization and consent is freely given by the Participant.
14.Binding Agreement; Assignment. This Agreement shall inure to the benefit of, be binding upon, and be enforceable by the Company and its successors and assigns. Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon the Participant and the Participant’s beneficiaries, executors, administrators and the person(s) to whom this Award may be transferred by will or the laws of descent or distribution.
15.Headings. The titles and headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.
16.Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument. Electronic acceptance and signatures shall have the same force and effect as original signatures.
17.Further Assurances. Each party hereto shall do and perform (or shall cause to be done and performed) all such further acts and shall execute and deliver all such other agreements, certificates, instruments and documents as either party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated thereunder; provided that no such additional documents shall contain terms or conditions inconsistent with the terms and conditions of this Agreement.
18.Severability. The invalidity or unenforceability of any provision of this Agreement (or any portion thereof) in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of any provision of this Agreement (or any portion thereof) in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.
19.No Acquired Rights. The Participant acknowledges and agrees that: (a) this Award is completely independent of any other award or grant and is made at the sole discretion of the Company; (b) no past grants or awards (including, without limitation, this Award) give the Participant any right to any grants or awards in the future whatsoever; and (c) any benefits granted under this Agreement are not part of the Participant’s ordinary salary, and shall not be considered as part of such salary in the event of severance, redundancy or resignation.
20.Section 409A. Notwithstanding anything herein to the contrary, this Award is intended to be exempt from the applicable requirements of the Nonqualified Deferred Compensation Rules and shall be limited, construed and interpreted in accordance with such intent. Nevertheless, to the extent that the Committee determines that this Award may not be exempt from the Nonqualified Deferred Compensation Rules, then, if the Participant is deemed to be a “specified employee” within the meaning of the Nonqualified Deferred Compensation Rules, as determined by the Committee at a time when the Participant becomes eligible for settlement of this Award upon his or her “separation from service” within the meaning of the Nonqualified Deferred Compensation Rules, then to the extent necessary to prevent any accelerated or additional tax under the Nonqualified Deferred Compensation Rules, such settlement will be delayed until the earlier of: (a) the date that is six (6) months following the Participant’s separation from service and (b) the Participant’s death. Notwithstanding the foregoing, the Company and its Affiliates make no representations that this Award provided under this Agreement is exempt from or compliant with the Nonqualified Deferred Compensation Rules and in no event shall the Company or any Affiliate be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with the Nonqualified Deferred Compensation Rules.
21.Clawback. This Award is subject to any written clawback policies that the Company, with the approval of the Board, or an authorized committee thereof, may adopt either prior to or following the Grant Date, including any policy adopted to conform to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and rules promulgated thereunder by the Securities and Exchange Commission and that the Company determines should apply to Awards. Any such policy may subject the Participant’s Award and amounts paid or realized with respect to the Award to reduction, cancelation, forfeiture or recoupment if certain specified events or wrongful conduct occur, including an accounting restatement due to the Company’s material noncompliance with financial reporting regulations or other events or wrongful conduct specified in any such clawback policy.
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Time-Based Cash Award Agreement (2025)

IN WITNESS WHEREOF, Participant and the Company each have caused this Agreement to be executed and effective as of the Grant Date.

PARTICIPANT

BERRY PETROLEUM COMPANY, LLC

By:
Name:
Title:

Time-Based Cash Award Agreement (2025)

EXHIBIT A
VESTING SCHEDULE
1.$[ ] of the Award Amount will vest on [ ];

subject to the Participant’s continuous employment with the Company or an Affiliate through the vesting date, and further subject to Participant’s repayment of such amount in the event of Participant’s termination of employment with the Company prior to [ ] as set forth in Section 3(c) of this Agreement.

22.